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                                PSW TECHNOLOGIES, INC.
                           NOTICE OF GRANT OF STOCK OPTION

         Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of PSW Technologies, Inc. (the "Corporation"):

         OPTIONEE: ___________________________________________________________

         GRANT DATE: _________________________________________________________

         VESTING COMMENCEMENT DATE: __________________________________________

         EXERCISE PRICE:  $__________________________ per share

         NUMBER OF OPTION SHARES: ___________________ shares

         EXPIRATION DATE: ____________________________________________________

         TYPE OF OPTION:  _______ Incentive Stock Option

                          _______ Non-Statutory Stock Option

         EXERCISE SCHEDULE: The Option shall become exercisable with respect to the Option Shares in four (4) successive equal annual installments upon Optionee's completion of each year of Service from the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

         Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the PSW Technologies, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

         Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

         RIGHTS OF FIRST REFUSAL AND RESTRICTION ON RESALE. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS AND CERTAIN RESTRICTIONS ON RESALE OF THE PURCHASED SHARES. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE PLAN.


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         NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

         DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

__________________, 199__
    Date


                                  PSW TECHNOLOGIES, INC.


                                  By:
                                      --------------------------------------

                                  Title:
                                         -----------------------------------


                                  -------------------------------------------
                                  OPTIONEE

                                  Address:
                                           ----------------------------------


                                  -------------------------------------------



ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - 1996 Stock Option/Stock Issuance Plan


                                       2.
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                                      EXHIBIT A

                                STOCK OPTION AGREEMENT



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                                      EXHIBIT B

                        1996 STOCK OPTION/STOCK ISSUANCE PLAN